UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 20, 2009.
UFOOD RESTAURANT GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-136167	83-0483725

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 Washington Street, Suite 100 Newton, Massachusetts	02458

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 787-6000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.
On March 19, 2009, UFood Restaurant Group, Inc. (the “Company”) sold 8% Senior Secured Convertible Debentures (the “Debentures”) to investors in the principal amount of $3,315,000 and issued warrants (the “Warrants” and, collectively with the Debentures, the “Securities”) to purchase 12,750,000 shares of our common stock to such investors in connection with first closing of our private placement of securities (the “Offering”). On April 20, 2009, the Company sold additional Debentures in the principal amount of $2,559,000 and issued warrants to purchase an additional 9,842,308 shares of our common stock in connection with the second and final closing of the Offering. On April 21, 2009, the Company issued a press release announcing the closing of the Offering. A copy of the Company’s press release is attached to this report as Exhibit 99.1 and incorporated herein by reference.
The Securities were sold only to accredited investors, as defined under Regulation D promulgated by the Securities and Exchange Commission (the “SEC”), under the Securities Act of 1933, as amended (the “Securities Act”). The sale of Securities in the Offering was exempt from registration under Section 4(2) of the Securities Act and Rule 506 of Regulation D as promulgated by the SEC.
The Company paid Garden State Securities, Inc., the placement agent retained in connection with the Offering (the “Placement Agent”) (i) a commission of 10% of the aggregate subscription amount of the Securities sold in the Offering, plus (ii) $50,000 for its legal fees and expenses, plus (iii) a non-accountable expense allowance equal to 3% of the aggregate subscription amount of the Securities sold in the Offering. In addition, the Placement Agent (or its assigns) received warrants (the “Placement Agent Warrants”) to purchase a number of shares of common stock equal to twenty percent (20%) of the maximum number of shares of common stock underlying the Debentures and Warrants sold in the Offering. As a result of the foregoing, the Placement Agent was paid a commission of $587,400 plus a non-accountable expense allowance of $176,220 and received warrants to purchase 9,036,923 shares of Common Stock in connection with the Offering.
The Debentures mature three (3) years from the date of issuance. Simple interest of eight percent (8%) per annum accrues and is payable on the Debentures on a quarterly basis in cash or in registered shares of common stock, at the Company’s option. The Debentures are secured by all of the assets of the Company and its subsidiaries. The holders of the Debentures may, at their option at any time prior to redemption or maturity of the Debentures, convert the Debentures into shares of the Company’s common stock at a conversion price per share equal to $0.13.
The Debentures may be redeemed by the Company for cash, either in whole or in part at any time after the one (1) year anniversary of the first closing of the Offering for one-hundred twenty percent (120%) of the remaining principal of the Debentures, plus accrued and unpaid interest, provided that certain conditions are satisfied. In addition, the Company may force the conversion of the principal amount of the Debentures, provided that (i) all of the shares underlying the Debentures can be sold pursuant to an effective registration statement or under Rule 144, and (ii) the closing bid price of the Company’s common stock over a ten (10) day period exceeds three hundred percent (300%) of the conversion price of the Debentures and the average daily volume over the same period exceeds 250,000 shares per day.

The conversion price of the Debentures may be adjusted in certain circumstances including in the event of a stock split, stock dividend or our recapitalization, reorganization, merger or consolidation. The Debentures are subject to a full-ratchet anti-dilution adjustment, for the term of the Debentures, in the event that the Company issues common stock or common stock equivalents at a price per share less than the then-applicable conversion price of the Debentures.
The Warrants provide for the purchase of shares of Common Stock for five years at an exercise price of $0.14 per whole share. The Warrants, at the option of the holder, may be exercised by cash payment of the exercise price or by “cashless exercise” if at the earlier of (i) the one year anniversary of purchase agreement executed in connection with the Offering, and (ii) the completion of the then-applicable holding period required by Rule 144, a registration statement covering the shares of common stock underlying the Warrants is not in effect. A “cashless exercise” means that in lieu of paying the aggregate purchase price for the shares being purchased upon exercise of the Warrants in cash, the holder will forfeit a number of shares underlying the Warrants with a “fair market value” equal to such aggregate exercise price. The Company will not receive additional proceeds to the extent that Warrants are exercised by cashless exercise. The terms of the Placement Agent Warrants are identical to the terms of the Warrants except that the “cashless exercise” is available under the Placement Agent Warrants after six (6) months, not one year, following the date of the purchase agreement executed in connection with the Offering.
The exercise price and number of shares of common stock issuable on exercise of the Warrants may be adjusted in certain circumstances including in the event of a stock split, stock dividend or our recapitalization, reorganization, merger or consolidation. The Warrants are also subject to a full-ratchet anti-dilution adjustment, for the term of the Warrants, in the event that the Company issues common stock or common stock equivalents at a price per share less than the then-applicable exercise price of the Warrants.
No fractional shares will be issued upon exercise of the Warrants. If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Registration Rights Agreement, dated as of March 19, 2009, by and between UFood Restaurant Group, Inc., and the Investors in the Offering

10.2	Registration Rights Agreement, dated as of April 20, 2009, by and between UFood Restaurant Group, Inc., and the Investors in the Offering

10.3	Securities Purchase Agreement by and between UFood Franchise Company, Inc., and the Purchasers (as defined therein), dated March 19, 2009

10.4	Securities Purchase Agreement by and between UFood Franchise Company, Inc., and the Purchasers (as defined therein), dated April 20, 2009

10.5	Placement Agent Agreement by and between UFood Franchise Company, Inc. and Garden State Securities Inc., dated as of February 4, 2009, as amended

10.6	Form of Common Stock Purchase Warrant of UFood Restaurant Group, Inc., issued as of March 19, 2009 and April 20, 2009 to Investors in the Offering

10.7	Form of 8% Senior Secured Convertible Debenture, issued as of March 19, 2009 and April 20, 2009 to Investors in the Offering

10.8	Security Agreement, dated as of March 19, 2009, among UFood Restaurant Group, Inc., all of the subsidiaries of the Company and the Secured Parties (as defined in the Security Agreement)

10.9	Subsidiary Guarantee, dated as of March 19, 2009, made by each of the Guarantors (as defined in the Subsidiary Guarantee) in favor of the Purchasers (as defined in the Subsidiary Guarantee)

10.10	Subsidiary Guarantee, dated as of April 20, 2009, made by each of the Guarantors (as defined in the Subsidiary Guarantee) in favor of the Purchasers (as defined in the Subsidiary Guarantee)

99.1	UFood Restaurant Group, Inc. Press Release, issued April 21, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UFOOD RESTAURANT GROUP, INC.
Date: April 21, 2009	By:	/s/ Charles Cocotas
Charles A. Cocotas
President and Chief Operating Officer